Filed Under Rule 433
Registration No. 333-135813
GE Interest Plus Corporate Notes Make your available cash go further. Earn more on your available cash and access your investment when you need to. Plus, there are no sales or management fees to reduce your return.

GE Interest Plus Invest in GE Interest Plus Corporate Notes 3 Ways to Invest Here’s how to get started investing in GE Interest Plus, a convenient way to earn more interest on your available cash.

GE Interest Plus* Open a GE Interest Plus Investment Now Ready to Begin Simply click the “invest online” button below to begin.

GE Interest Plus Returning Applicants Welcome Back! Here’s how to complete your application and initial funding for your new GE Interest Plus investment.

GE Interest Plus LET’S GET STARTED Please tell us about yourself. If you are a returning applicant, please be careful to enter in the requested information exactly as you have provided it previously. To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. To verify your identify, we require information on each registered owner/coowner of the investment. As part of normal verification procedures, a credit bureau inquiry will be conducted.

GE Interest Plus TELL US ABOUT YOURSELF Please enter the requested Information below.

ADDRESS VERIFICATION The address(es) reflected below does(do) not match the U.S. Postal Service records. Please select the best address to use and then press continue.

GE Interest Plus CHOOSE TO REDEEM BY CHECK If you choose to redeem by check, you may write checks in the amount of $250 or more. There are no fees to write a check. However, if you write a check for less than $250, your check will be processed and a $10 fee will be assessed. To obtain a supply of checks, you must fill out and return the signature card that will be provided to you online, when you have completed the application and funding election process.

GE Interest Plus APPLICATION SUMMARY Please carefully review the information you’ve entered as it will be used to authenticate your identity and complete the processing of your application. If information appearing below is incorrect, click on the link in the shaded grey box in which the incorrect information appears. You will then be directed back to the appropriate screen to correct the information. If a back button appears in your browser, please do not click on It to make any changes.

GE Interest Plus CONSENT TO ELECTRONIC DELIVERY By clicking “I Accept” below, you consent to electronically receive: (1) the GE Interest Plus prospectus; (2) any related prospectus supplement; (3) the

GE Interest Plus* REVIEW GE INTEREST PLUS PROSPECTUS AND SUPPLEMENTS GE Interest Plus is offered to the general public by prospectus only. In making an investment decision regarding GE Interest Plus, you should rely only on the information contained in (1) the most recent GE Interest Plus prospectus, (2) any related prospectus supplement and (3) the pricing supplement or supplements that describe the terms of GE Interest Plus. All offerings are subject to delivery of the prospectus and the prospectus supplements. Before you invest, you should read the prospectus in that registration statement and the other documents that General Electric Capital Corporation has filed with the SEC for more complete information about General Electric Capital Corporation and this offering. Click on the link below to review the prospectus online.

GE Interest Plus ACCEPT TERMS OF THE INVESTMENT Instructions: Review the Terms and Conditions and the Social Security Number Backup Withholding information carefully and indicate whether you accept these terms in each section. When you have completed review of each section and indicated your acceptance, click on the “confirm and continue” button below to proceed. Please note that if you select ‘1 Decline” in either section, you will not be able to apply online.

B. SOCIAL SECURITY NUMBER BACKUP WITHHOLDING CERTIFICATION FOR PRIMARY OWNER Social Security Number you provided: 135 — 66 — 0112 Under penalty of perjury, I certify that:

GE Interest Plus PLEASE WAIT Please wart while we verify your information.

GE Interest Plus YOUR APPLICATION IS UNDER REVIEW Your application is under review. This means that some of the information you provided could not be verified online. You will be contacted within 1 to 2 businesses days to be told that either your application is approved, or that we require additional information to complete the review process. Approvals will be communicated via email. If we require additional information we may either contact you via email or via telephone.

GE Interest Plus YOUR APPLICATION IS APPROVED Congratulations! Your application for GE Interest Plus investment has been approved. Your next step is to fund your investment.*

GE Interest Plus FUND YOUR INVESTMENT FROM A LINKED BANK ACCOUNT Online funding consists of two parts, account verification and funds transfer. If you choose online funding, you can either verify the bank account instantly or in a few days through trial deposits made to your bank account.

GE Interest Plus VERIFY YOUR BANK ACCOUNT THROUGH TRIAL DEPOSITS Before we will fund your investment from your designated bank checking account, we will verify the ownership of this account by making two trial deposits into the bank account. Once we do, you will be contacted and must return to this site in order to verify the amounts. After you do, the initial funding of your investment will take place.

GE Interest Plus VERIFY YOUR BANK ACCOUNT THROUGH TRIAL DEPOSITS We have initiated the transfer of two small dollar amounts to the bank checking account that you have designated as your linked bank account. You should receive these trial deposits into your bank account within 2 to 3 business days.

GE Interest Plus VERIFY YOUR TRIAL DEPOSITS Please enter in the two small trial deposits that were made to your linked CHASE — XXXX3332 account. You may enter the trial deposits in any order.

GE Interest Plus INITIAL INVESTMENT AMOUNT Please indicate the amount of your initial investment Your initial investment must be for a minimum of $500 for $250 if you have elected the Auto Invest Service. These funds will be invested in GE Interest Notes registered in your name. The specified amount will be debited from your CHASE -account once the transaction has been processed.

GE Interest Plus CONFIRM YOUR INVESTMENT FUNDING INSTRUCTIONS Please carefully review what you have entered. Click on the back button to go back and change any incorrect information.

GE Interest Plus WELCOME TO GE INTEREST PLUS Your application is approved. If you have successfully linked a bank account to your investment and authorized your initial investment, the amount you have authorized will be transferred in 2 to 3 business days. If you elected to send a check, you must do so within days. A welcome package will be mailed to you shortly. Once your investment has been funded, you will also be mailed a confirmation statement.

Subject: Application under review Thank you for choosing to invest in GE Interest Plus. Your application is under review. This means that we are in the process of verifying some of the information you provided. You will be notified within 1 to 2 businesses days with the status of your application. Approvals are communicated via email. If we require additional information, we will contact you by email or telephone. If you have any questions regarding your application, please call a Service Representative at 1-888-433-3573. Representatives are available to assist you from Monday through Friday from 8:30 a.m. to 7:00 p.m. ET. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus application approved – Steps to complete the application process Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX. Please return to www.geinterestplus.com/return to fund your investment. Once at the “Getting Started” page of the site, enter your personal information exactly as you entered it previously. You will then be able to complete the process. If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus application approved – initial investment by check Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX. You have elected to fund your investment by mailing in a check. * Please mail in your check along with the signature card that was provided at to you at the end of your online application process. If you are a GE Employee and chose to enroll in the GE Payroll Deduction Service, also sign and mail us your GE Payroll Authorization form. Our mailing address appears below: GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 Note that if your GE Interest Plus investment is not funded in 30 days from the date of your application’s approval, it will be closed. If you have any questions, please call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus *Make the check payable to GE Interest Plus. Your investment check must be drawn on a bank located in the U.S. Funds must be in U.S. dollars. Cash, money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Application approved – external bank account verified Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX. Initial Investment Status: Because you verified your linked bank account through our Instant Account Verification process, your investment will be funded from an electronic transfer we will initiate on your behalf. This transfer will take place within 2 to 3 business days. After your investment is funded, you will be emailed a funding notification and mailed a confirmation statement. You will also be mailed a welcome package, which provides you with important information on how to manage your investment online or over the phone. Sign and Return Your Signature Card A signature card was provided to you during your online application process. If you have not done so already, please sign and return this card to us by mail. If you are a GE Employee and enrolled in the GE Payroll Deduction Service, you should also sign and mail in the GE Payroll Deduction form, which was also provided to you at the end of the process. Our mailing address appears below: GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Application Approved – Verify your external bank account Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX. Initial Investment Status: You have elected to fund your investment through a linked bank account. Before we transfer funds from the bank account you designated, we will verify your ownership of this account using trial deposits. Here’s how the trial deposit approach works: RECEIVE TRIAL DEPOSITS: Within 2 to 3 business days, we will make two small deposits into the bank account you provided. CHECK DEPOSIT AMOUNTS: Check with your bank and note the trial deposit amounts. CONFIRM DEPOSIT AMOUNTS: Once you have noted the amounts, return to our website www.geinterestplus.com/return, enter your information on the “Getting Started” screen, and then input the trial deposit amounts. INITIAL INVESTMENT WILL BE TRANSFERRED: After you’ve verified your bank account, you’ll be able to fund your investment from that account. Transfers we initiate on your behalf normally take 2 to 3 business days to be completed. If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your investment account will be closed. If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Application Approved – Verify your external bank account Investment Number: XXXXXXXXXX We are emailing you to ask that you look for the two trial deposit amounts that have been placed in the bank account you designated on your application. Here’s what you need to do: CHECK DEPOSIT AMOUNTS: Check with your bank and note the trial deposit amounts. CONFIRM DEPOSIT AMOUNTS: Once you have noted the amounts, return to our website www.geinterestplus.com/return, enter your information on the “Getting Started” screen, and then input the trial deposit amounts. INITIAL INVESTMENT WILL BE TRANSFERRED: After you’ve verified your bank account, you’ll be able to fund your investment from that account. Transfers we initiate on your behalf normally take 2 to 3 business days to be completed. Once at our site, enter your personal information, exactly as you had entered it previously. Then input the trial deposit amounts and indicate your initial investment amount. We will then transfer this amount from your verified bank account. The initial investment transfer normally takes 2 to 3 business days. If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your investment account will be closed. If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: Fund you GE Interest Plus Investment – Reminder Your application for a GE Interest Plus investment was approved on xx/xx/xxxx. Your investment number for reference purposes is xxxxxxxx. To complete your application process, you must fund your investment with one of the following methods: ELECTRONIC TRANSFER FROM A LINKED BANK ACCOUNT: If you chose to link a bank account and verify that account through trial deposits, please complete the process. Look for the trial deposits we’ve placed in your designated bank account, and return to our site to complete the process. Our enrollment site can be found at: www.geinterestplus.com/return. INVEST BY CHECK: If you chose to fund your investment by check, mail it in with the signature card provided to you at the end of the online application process to the address below: GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 Make the check payable to GE Interest Plus. Your investment check must be drawn on a bank located in the U.S. Funds must be in U.S. dollars. Cash, money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your GE Interest Plus investment account will be closed. If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: Fund you GE Interest Plus Investment – Final Reminder Your application for a GE Interest Plus investment was approved on [xx-xx-xxxx]. Your investment number for reference purposes is xxxxxxxx. To complete your application process, you must fund your investment with one of the following methods: ELECTRONIC TRANSFER FROM A LINKED BANK ACCOUNT: If you chose to link a bank account and verify that account through trial deposits, please complete the process. Look for the trial deposits we’ve placed in your designated bank account, and return to our site to complete the process. Our enrollment site can be found at: www.geinterestplus.com/return. INVEST BY CHECK: If you chose to fund your GE Interest Plus investment by check, mail it with the signature card provided to you at the end of the online application process to the address below: GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 Make the check payable to GE Interest Plus. Your investment check must be drawn on a U.S. bank. Funds must be in U.S. dollars. Cash, money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your GE Interest Plus investment account will be closed. If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus investment account closed Your GE Interest Plus investment account with reference number XXXXXXXXXX has been closed. Although your application was approved, it was not funded within 30 days of your application’s approval. If you are still interested in establishing a GE Interest Plus investment, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday – Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Investment – Funding Confirmation Welcome to GE Interest Plus! Your application for your GE Interest Plus investment has been approved and your initial investment has been credited to your investment account. Your GE Interest Plus Investment number is xxxxxxxxxx. Sign and Return Your Signature Card A signature card was provided to you during your online application process. If you have not done so already, please sign and return this card to us by mail. If you are a GE Employee and enrolled in the GE Payroll Deduction Service, you should also sign and mail in the GE Payroll Deduction form, which was also provided to you at the end of the process. Our mailing address appears below: GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 Manage Your Investment Online or Over the Phone Going forward, you will be mailed a monthly statement that reflects your investment activity. You may monitor your investment 24 hours a day, 7 days a week on-line at www.geinterestplus.com, or by calling our toll-free automated telephone line 1-800-433-4480. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30a.m. to 7:00 p.m Eastern Time. To manage your investment online, go to www.geinterestplus.com, and click on the login button on the upper right hand side of the screen. Once at our secure site, click on “First Time User” and follow the instructions provided to establish your password. Note that your investment reference number is your 10-digit account number. To manage your investment by telephone, call us at 1-800-433-4480 and press “1.” Then enter your investment reference number and follow the instructions provided to establish your personal identification number. More information about our Online Access Website and our Automated Telephone System is contained in the welcome package you will receive in the mail. If you have any questions, please contact a Customer Service Representative at 1-800-433-4480, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us. We look forward to serving you. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Application ID # XXXXXXXXX In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason: Retail Indicator Current Retail Indicator Record — our provider indicates that you currently have a record of twice denied checks to a retailer, or checks written on a closed account. Information obtained from ChexSystems, Inc., a consumer reporting agency, was relied on in whole or in part in reaching the decision indicated above. ChexSystems did not make this decision and is unable to provide you the specifc reasons for our decision. You have rights under the Fair Credit Reporting Act. These rights include: The right to obtain a free copy of your ChexSystems consumer report if you make such a request to ChexSystems within 60 days of your receipt of this notice; and The right to dispute the accuracy or completeness of any information in your ChexSystems consumer report by notifying them directly of your dispute. You may contact ChexSystems in writing at: ChexSystems Consumer Relations 7805 Hudson Road, Suite 100 Woodbury, MN 55125 (800) 428-9623 Fax: (602) 659-2197 www.consumerdebit.com During your investigation of this matter, should you obtain written documentation that would substantiate clearing this issue with your record(s), you may provide a copy of this documentation and resubmit your application for reconsideration. Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards. Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of your consumer report should be sent to the consumer reporting agency listed above. Sincerely, GE Interest Plus Do not reply to this email as it has been sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Application ID # XXXXXXXXX In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason: Chex System Utilizing information you provided on your application, we cannot open your account due to information received from ChexSystems, Inc., a consumer-reporting agency. Information obtained from ChexSystems, Inc., a consumer reporting agency, was relied on in whole or in part in reaching the decision indicated above. ChexSystems did not make this decision and is unable to provide you the specifc reasons for our decision. You have rights under the Fair Credit Reporting Act. These rights include: The right to obtain a free copy of your ChexSystems consumer report if you make such a request to ChexSystems within 60 days of your receipt of this notice; and The right to dispute the accuracy or completeness of any information in your ChexSystems consumer report by notifying them directly of your dispute. You may contact ChexSystems in writing at: ChexSystems Consumer Relations 7805 Hudson Road, Suite 100 Woodbury, MN 55125 (800) 428-9623 Fax: (602) 659-2197 www.consumerdebit.com During your investigation of this matter, should you obtain written documentation that would substantiate clearing this issue with your record(s), you may provide a copy of this documentation and resubmit your application for reconsideration. Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards. Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of your consumer report should be sent to the consumer reporting agency listed above. Sincerely, GE Interest Plus Do not reply to this email as it has been sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Application ID # XXXXXXXXX In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason: SSN Deceased/Inactive During our verification process, the SSN provided on your application was determined to be reported as belonging to a deceased person or has been deactivated. You will need to contact the Social Security Administration to resolve this issue before we can establish your investment. Please submit a letter of explanation from the Social Security Administration when you resubmit your application for processing. Information contained in a credit report from a consumer reporting agency was relied on in whole or in part in reaching the decision indicated above. In accordance with the Fair Credit Reporting Act, the name, address and telephone number of the consumer reporting agency that furnished a credit report in this instance is provided below. This credit reporting agency did not make this decision and is unable to provide you with the reasons for our decision. TransUnion P.O. Box 2000 Chester, PA 19022-2000 (800) 916-8800 www.transunion.com You have the right to obtain a free copy of a consumer report from the consumer reporting agency referred to above if you make a request not later than 60 days after receipt of this letter. You have the right to dispute with the consumer reporting agency the accuracy or completeness of any information in a consumer report furnished by the agency. Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards. Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of your credit report should be sent to the credit reporting agency listed above. Sincerely, GE Interest Plus Do not reply to this email as it has been sent from an unmonitored email address. GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Dear Applicant, In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason: Application does not meet our investment account opening standards. Our investment approval process verifies the data you submitted in your application and reviews information obtained from consumer reporting agencies to determine if an application meets our investment account opening standards. The process automatically assigns a score to the application. Applications that score below our minimum threshold do not qualify for an investment. Information contained in credit report from consumer reporting agencies was relied on in whole or in part in reaching the decision indicated above. In accordance with the Fair Credit Reporting Act, the name, address and telephone number of the consumer reporting agencies that furnished information in this instance is provided below. The consumer reporting agencies did not make this decision and cannot provide you with the reasons for our decision. TransUnion P.O. Box 2000 Chester, PA 19022-2000 (800) 916-8800 www.transunion.com Equifax Credit Information Services, Inc P.O. Box 740241 Atlanta, GA 30374 (800)-685-1111 www.equifax.com You have the right to obtain a free copy of a consumer report from the consumer reporting agencies referred to above if you make a request not later than 60 days after receipt of this letter. You have the right to dispute with the consumer reporting agency the accuracy or completeness of any information in a consumer report furnished by the agency. During your investigation of this matter, should you obtain written documentation that would substantiate clearing this issue with your record(s), you may provide a copy of this documentation and resubmit your application for reconsideration. Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards. Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of information provided by a consumer reporting agency should be sent to the agencies listed above. Sincerely, GE Interest Plus Do not reply to this email as it was sent from an unmonitored email address.

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

GE Interest Plus PO.BOX 6294 IN 46206-6294 Dear GE Interest Plus Investor. Thank you for choosing to invest In GE Interest Plus Corporate Notes. Your investment number for reference purposes appears above. While your investment has been approved, you may still have some items to complete